Exhibit 99.1

MAUI LAND & PINEAPPLE COMPANY, INC. REPORTS FISCAL 2022 RESULTS

KAPALUA RESORT, Hawaii, March 23, 2023 (BUSINESS WIRE)

Maui Land & Pineapple Company, Inc. (NYSE: MLP) today announced financial results for the year ended December 31, 2022.

Results for Year Ended December 31, 2022

The Company’s net income was $1.8M or $0.09 per share, compared to a net loss of $(3.4) million, or $(0.18) per share, for the years ended December 31, 2022 and 2021, respectively.

Operating revenues increased to $21.0 million, compared to $12.4 million for the years ended December 31, 2022 and 2021, respectively.

Total comprehensive income increased to $9.2 million, or $0.47 per share, compared to comprehensive income of $2.6 million, or $0.13 per share, for the years ended December 31, 2022 and 2021, respectively.

The Company recorded pension adjustments of $7.4 million, or $0.38 per share, and $6.0 million, or $0.31 per share, for the years ended December 31, 2022 and 2021, respectively. Pension adjustments are reported below net income. These adjustments account for the variance between net income/(loss) and comprehensive income.

	Year Ended December 31, 2022		Year Ended December 31, 2021
Net income/(loss)	$1.8M	$0.09 per share	$(3.4M	)	$(0.18) per share
Pension gain, net of taxes	$7.4M	$0.38 per share	$6.0M		$0.31 per share
Comprehensive income	$9.2M	$0.47 per share	$2.6M		$0.13 per share

In the third quarter of 2022, the Company funded its defined benefit pension plan in the amount of $5.7 million. In the fourth quarter of 2022, the Company successfully completed a pension lift-out of approximately 45% of its total pension plan participants. The lift-out annuitized pension benefits utilizing a third-party insurer at a cost of $14.5 million. The Company recognized a non-cash settlement charge of $7.5 million as a result of the lift-out. This was the second tranche of participants lifted out from the Company’s defined benefit pension plan.

As a result of these 2022 pension-related initiatives, the Company’s accrued retirement benefits decreased by $5.3 million to $2.8 million from $8.1 million for the years ended December 31, 2022 and 2021, respectively.

In December 2021, the Company entered into a purchase and sale agreement (“PSA”) in an amount of $40.0 million for a 46-acre parcel located within Kapalua Central Resort. Subject to customary diligence and closing conditions, the Company anticipates the PSA to close in 2023.

In May 2022, the Company sold a 646-acre parcel located in Kula, known as Omaopio, in the amount of $9.6 million. The parcel was sold to Hoopono, LLC.

In June 2022, the Company completed a sale in the amount of $2.0 million for a 50-acre parcel located in the Pulelehua area of West Maui. The parcel was sold to the County of Maui for use in the development of a regional park. The sale of this parcel satisfied the impact fee requirement for the future development of the Company’s 800-acre parcel above Honoapiilani Highway, commonly known as Kapalua Mauka.

Based on these collective 2022 results, total stockholders’ equity increased by $10.3 million to $33.8 million from $23.6 million for the years ended December 31, 2022 and 2021, respectively. The Company retained its debt-free status for 2022.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our 2022 operating results will be available on our Form 10-K filed with the Securities and Exchange Commission and our website www.mauiland.com.

About MAUI LAND & PINEAPPLE COMPANY, INC. (NYSE:MLP)

Maui Land & Pineapple Company, Inc. is a landholding and operating company. The Company’s segments include Real Estate, which consists of land planning and entitlement, development and sales activities of its landholdings on Maui; Leasing, which includes residential, resort, agricultural, commercial, and industrial land and property leases, licensing of its registered trademarks and trade names, management of potable and non-potable water systems, and stewardship and conservation efforts; and Resort Amenities, which includes the operations of the Kapalua Club, a private, non-equity club providing its members special programs, access and other privileges at certain of the amenities at the Kapalua Resort. The Company owns approximately 22,000 acres of land on Maui.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the potential sale of our properties. We have attempted to identify forward-looking statements by using words such as "anticipate," “expect” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2022	2021
	(in thousands except per
	share amounts)
OPERATING REVENUES
Real estate	$11,600	$3,400
Leasing	8,513	8,103
Resort amenities and other	847	940
Total Operating Revenues	20,960	12,443

OPERATING COSTS AND EXPENSES
Real estate	1,026	750
Leasing	3,598	3,495
Resort amenities and other	1,547	1,355
General and administrative	2,795	2,569
Share-based compensation	1,278	1,449
Depreciation	1,109	1,188
Total Operating Costs and Expenses	11,353	10,806

OPERATING INCOME	9,607	1,637
Other income	71	13
Pension and other post-retirement expenses	(7,885)	(4,732)
Interest expense	(6)	(122)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,787	(3,204)
Loss from discontinued operations, net of income taxes of $0	-	(216)
NET INCOME (LOSS)	1,787	(3,420)
Pension, net of income taxes of $0	7,381	6,050
TOTAL COMPREHENSIVE INCOME	$9,168	$2,630

INCOME (LOSS) PER COMMON SHARE--BASIC AND DILUTED
Continuing Operations	$0.09	$(0.17)
Discontinued Operations	$-	$(0.01)
Net Income (Loss)	$0.09	$(0.18)

MAUI LAND & PINEAPPLE COMPANY, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,499	$5,596
Cash, restricted	10	-
Accounts receivable, net	892	1,103
Investments, current portion	2,432	-
Prepaid expenses and other assets	368	333
Assets held for sale	3,019	3,144
Total Current Assets	15,220	10,176
PROPERTY & EQUIPMENT
Land	5,052	5,063
Land improvements	12,943	12,943
Buildings	22,869	22,869
Machinery and equipment	10,360	10,360
Total Property & Equipment	51,224	51,235
Less accumulated depreciation	(35,346)	(34,237)
Property, net	15,878	16,998
OTHER ASSETS
Investments	551	-
Deferred development costs	9,566	9,564
Other noncurrent assets	1,191	1,181
Total Other Assets	11,308	10,745
TOTAL ASSETS	$42,406	$37,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$589	$580
Payroll and employee benefits	869	949
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	227	217
Other current liabilities	480	509
Total Current Liabilities	2,307	2,397
LONG-TERM LIABILITIES
Accrued retirement benefits	2,612	7,937
Deferred revenue	1,500	1,633
Deposits	2,185	2,309
Other noncurrent liabilities	30	53
Total Long-Term Liabilities	6,327	11,932
TOTAL LIABILITIES	8,634	14,329

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock--$.0001 par value and no par value at December 31, 2022 and 2021, respectively; 43,000,000 shares authorized; 19,476,671 and 19,383,288 shares issued and outstanding at December 31, 2022 and 2021, respectively	83,392	82,378
Additional paid in capital	9,184	9,184
Accumulated deficit	(50,537)	(52,324)
Accumulated other comprehensive loss	(8,267)	(15,648)
Total Stockholders’ Equity	33,772	23,590
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$42,406	$37,919